UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021 (September 6, 2021)

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 6, 2021, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Repare Therapeutics Inc. (the “Company”), the Board appointed Thomas Civik to serve as a Class II director of the Company and as chair of the Board, effective September 7, 2021. Mr. Civik will serve for a term expiring at the Company’s 2022 Annual Meeting of Shareholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. In addition, the Board also appointed Mr. Civik to serve as a member of the Nominating Committee. Upon appointment of Mr. Civik to the Nominating Committee, Todd Foley will resign as a member of the Nominating Committee, effective September 7, 2021.

Mr. Civik, age 52, most recently served as President, Chief Executive Office and a member of the board of directors of Five Prime Therapeutics, Inc. (“Five Prime”) from April 2020 through May 2021, when Five Prime was acquired by Amgen Inc. Prior to his time at Five Prime, Mr. Civik served as Chief Commercial Officer of Foundation Medicine, Inc. from November 2017 until September 2019. From December 2000 to November 2017, Mr. Civik served in positions of increasing responsibility at Genentech, Inc., most recently serving as Vice President and Franchise Head leading the commercialization efforts for the Avastin, Tarceva, Tecentriq and Alecensa, products. Earlier in his career, from July 1992 to December 2000, Mr. Civik served at Sanofi S.A. in various sales and marketing roles of increasing responsibility. Mr. Civik received a B.A. in political science from Saint Norbert College and an M.B.A. in business strategy and marketing from the Kellogg School of Management at Northwestern University.

There is no arrangement or understanding between Mr. Civik and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Civik and any of the Company’s other directors or executive officers. Mr. Civik does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Civik will be compensated in accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 1, 2021. Pursuant to this policy, Mr. Civik will be entitled to receive a $35,000 annual retainer for his service on the Board, plus additional annual retainers of $30,000 for his service as non-executive chairperson of the Board and $4,000 for his service as a member of the Nominating Committee. In addition, pursuant to this policy, on September 7, 2021, Mr. Civik was granted an initial option grant to purchase 42,000 of the Company’s common shares at an exercise price of $31.33 per share, the closing price of the Company’s common shares as reported by the Nasdaq Global Select Market on that date. One third of this option vests on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments until the third anniversary of the date of grant. In addition, pursuant to the Company’s non-employee director compensation policy, Mr. Civik will be eligible for an annual option grant to purchase 21,000 of the Company’s common shares, which will be granted in connection with the Company’s Annual Meeting of Shareholders each year. Mr. Civik has also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-238822), initially filed with the Securities and Exchange Commission on May 29, 2020.

Item 7.01 Regulation FD Disclosure.

On September 7, 2021, the Company issued a press release announcing the appointment of Mr. Civik as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: September 8, 2021